UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

TRILLIANT EXPLORATION CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
State or other jurisdiction	(Commission File Number)	IRS Employer
or incorporation		Identification No.:
0001378948
(Central Index Key
Classification

2300 West Sahara Avenue, Suite 800, Las Vegas, NV 89102
(Address of principal executive offices, including zip code)

702-664-0078
(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the  filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, Trilliant Exploration Corporation, is hereinafter referred to as "we", or "Company".

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2008 the Board of Directors of the Company voted by unanimous consent to amend the Company’s Articles of Incorporation to increase the Company’s authorized common shares to one billion shares and to increase the Company’s authorized preferred shares to two hundred million shares; and to cause a 2:1 forward split of the Company’s common stock whereby the total number of issued and outstanding shares of the Company’s common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the forward split, multiplied by (ii) 2. The Amendment and forward split was consented to and approved by a majority of the Company’s Shareholders.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 16.1 - Certificate of Amendment to Articles of Incorporation for Nevada Profit                         Corporations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2008	Trilliant Exploration Corporation

/s/William R. Lieberman William R. Lieberman Chief Executive Officer, Director